Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

FRONTIER TOPCO, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being an authorized officer of Frontier TopCo, Inc., a Delaware corporation (the “Company”), hereby certifies the following:

FIRST: The name of the Company is Frontier TopCo, Inc.

SECOND: The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on December 20, 2018.

THIRD: The FIRST section of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“FIRST. The name of the corporation is Kodiak Gas Services, Inc. (hereinafter called the “Corporation”).”

FOURTH: This amendment to the Certificate of Incorporation of the Company was approved by the Board of Directors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly executed this 2nd day of December, 2022.

FRONTIER TOPCO, INC.
By:	/s/ Vilune Mackeviciute
Name:	Vilune Mackeviciute
Title:	Officer